Exhibit 99.1

Consolidated Financial Statements
Accountable Health, Inc.
March 31, 2015

Accountable Health, Inc.

Contents

Consolidated Financial Statements

Consolidated Balance Sheets    3

Consolidated Statements of Operations    4

Consolidated Statement of Cash Flows    5

Notes to the Consolidated Financial Statements    6–13

Accountable Health, Inc.

Unaudited Consolidated Balance Sheet

	March 31, 2015	December 31, 2014

Assets

Current Assets
Cash and cash equivalents	$994	$1,426
Receivables from clients, net	1,032	1,347
Inventory	1,682	1,654
Prepaid expenses	41	234
Other current assets	198	256
Total Current Assets	3,947	4,917

Non-Current Assets
Restricted cash	1,079	1,077
Property and equipment, net	2,552	2,674
Intangible assets	4,718	5,081
Goodwill	3,872	3,872
Other long term investments	513	513
Total Assets	$16,681	$18,134

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$466	$827
Accrued expenses	518	433
Deferred revenue	232	271
Accrued salaries and related benefits	614	688
Total Current Liabilities	1,830	2,219

Non-Current Liabilities
Deferred tax liabilities	1,783	1,976
Deferred rent	1,219	1,235
Total Liabilities	4,832	5,430

Commitments and Contingencies	—	—

Shareholders’ Equity
Preferred shares - $.01 par value, 1,100,000
shares issued and authorized	11	11
Common shares, Voting - $.01 par value, 1,100,000
shares issued and 3,000,000 authorized	11	11
Additional paid-in capital	26,937	26,937
Retained deficit	(15,110)	(14,255)
Total Shareholders’ Equity	11,849	12,704
Total Liabilities and Shareholders’ Equity	$16,681	$18,134

Accountable Health, Inc.

Unaudited Consolidated Statement of Operations

Three Month Period ended March 31,	2015	2014

Revenues
Service revenue	$2,788	$3,577

Total Revenues	2,788	3,577

Operating Expenses
Salaries and benefits	1,819	2,604
Transition services agreement	58	280
External screening and coaching costs	350	1,045
Commissions and broker fees	109	173
Facilities costs	226	324
Depreciation and amortization	521	619
Other sales, general and administrative	755	1,311
Total Operating Expenses	3,838	6,356

Loss from Operations	(1,050)	(2,779)

Interest Income	1	1

Loss Before Income Taxes	(1,049)	(2,778)

Income Tax Benefit	194	—

Net Loss	$(855)	$(2,778)

Accountable Health, Inc.

Unaudited Consolidated Statement of Cash Flows

Three Month Period Ended March 31,	2015	2014

Cash Flows from Operating Activities
Net loss	$(855)	$(2,778)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	521	619
Allowance for doubtful accounts, net	—	—
Deferred tax benefit	(194)	—
Changes in assets and liabilities:
Receivables from clients	315	(180)
Inventory	(28)	32
Other assets	252	(25)
Accounts payable	(360)	1,047
Accrued salaries and related benefits	(74)	(986)
Deferred revenue	(39)	316
Deferred rent	(16)	253
Restricted cash held in certificate of deposit	(2)	—
Other accrued liabilities	85	(60)

Net Cash Used in Operating Activities	(395)	(1,762)

Cash Flows from Investing Activities
Acquisition of property and equipment	(36)	(722)
Purchase of investments	—	—

Net Cash Used in Investing Activities	(36)	(722)

Cash Flows from Financing Activities
Equity contributions	—	2,000

Net Cash Provided by Financing Activities	—	2,000

Net Increase in Cash and Cash Equivalents	(431)	(484)

Cash and Cash Equivalents, beginning of period	1,425	4,105

Cash and Cash Equivalents, end of period	$994	$3,621

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Accountable Health, Inc. (the Company), invests in and acquires technology-enabled healthcare service companies that increase efficiencies, improve quality and reduce costs in the delivery of healthcare. The Company is headquartered in the state of Maryland and operates in various states throughout the United States. The Company began operations in January 2013.

New trends in the U.S. healthcare market are transforming the landscape and the way healthcare is delivered. From the new federal Patient Protection and Affordable Care Act, to changes in demographics, to new technologies, medical services and pharmaceuticals, opportunities abound for companies to deliver innovative solutions to the healthcare industry. With varying investment options, Accountable Health is an ideal partner to build these visionary companies into market-leading enterprises.

In July 2013, The Principal Financial Group® (“PFG”) contributed 100% of the equity of the Principal Wellness Company (“PWC”) as part of a larger investment in the Company. PWC was subsequently rebranded to Accountable Health Solutions (“AHS”). AHS collaborates with its clients to design effective and participant friendly health and wellness solutions tailored to meet client needs and to integrate health and wellness into the workplace culture. AHS’ goal is to help the healthy population stay healthy, while delivering programs and interventions to help the high-risk population improve their health. AHS’ programs are supported by effective member engagement strategies, measurable results and ongoing consultation to ensure the long-term success of wellness initiatives.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Outlined below are those policies considered particularly significant.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue from services provided to its clients, consisting primarily of self-funded employer groups. These services fall into one of three groups: Year Round Wellness; Screening Services and Health Coaching. The Company recognizes revenue from Screening and Health Coaching services as services are provided to their clients and bills for these services one month in arrears. Revenue from Year Round Wellness services are recognized on a per-month, per participant basis as services are provided and are billed during the month in which services are rendered.

Revenue is accrued for services that have been provided and not yet billed. The Company also records any billings in excess of revenue recognized as deferred revenue until all of the revenue recognition criteria have been met.

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Receivables from Clients, Unbilled Services and Allowances

The Company records its client receivables and unbilled services at their face amounts less allowances. On a periodic basis, the Company evaluates its receivables and establishes allowances based on the specific identification of expected uncollectible receivables. Unbilled services are not evaluated with receivables as they are consistently billed within one month. As of March 31, 2015 and December 31, 2014 the total allowance recorded for receivables from clients was $51 and $51, respectively. The allowance reflects the Company’s best estimate of collectability risks on outstanding receivable. Payment terms for services vary by contract, but generally payment for services is contractually due within 30 days.

The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, each customer’s payment history, and the customer’s current ability to pay its obligation to the Company. The Company writes off receivables from clients when they become uncollectible.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the short term maturity of these items.

Concentrations of Credit Risk

The Company’s financial instruments, consisting primarily of cash and cash equivalents, client receivables and unbilled services, are exposed to concentrations of credit risk. The Company places its cash and cash equivalents with highly-rated financial institutions, limits the amount of credit exposure with any one financial institution and conducts ongoing evaluation of the credit worthiness of the financial institutions with which it does business. Client receivables are concentrated with employer groups and are dispersed across a large number of clients. At March 31, 2015, two clients constituted receivable balances of 17% and 13%, respectively. At December 31, 2014, two clients constituted receivable balances of 25% and 15%, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Substantially all of the Company’s bank deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). During the normal course of business, the Company’s cash deposits may exceed the federally insured limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash

Pursuant to its lease agreement for the Rockville office space, the Company is required to maintain a security deposit in the amount of $1.1 million. The Company maintains this security deposit via a letter of credit which is collateralized with a Certificate of Deposit in the same amount. Under the terms of the lease agreement, the required security deposit will be reduced by one-third at the end of the second, third, and fourth lease year, subject to a minimum security deposit equal to one month’s base rent. As of March 31, 2015 and December 31, 2014 there have been no amounts drawn on the letter of credit.

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Inventory

The Company’s inventory consists of diabetic and biometric screening supplies. Inventories are stated at the lower of cost and net realizable value. The Company uses the FIFO method.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and amortization, and consists primarily of leasehold improvements and furniture and equipment. Depreciation is computed on a straight-line basis over the assets estimated service lives ranging from three to five years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter, using the straight-line method.

Other Long Term Investments

The Company holds a 3.29% interest in CareCam at March 31, 2015 and December 31, 2014. The health care technology company creates a strong interface between the patient and provider to drive appropriate care, compliance, and outcomes. The Company accounts for this investment under the cost method and determined that there was no permanent change in the investment value as of and March 31, 2015 and December 31, 2014.

Deferred Rent

The Company recognizes lease expense on its operating leases using the straight-line method over the life of the leases. Deferred rent consists of rent abatements and rent escalations which are considered in the determination of straight-line rent expense for operating leases. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus or minus deferred taxes. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using current tax rates. The difference between the financial statement and the tax basis of assets and liabilities is primarily caused by differences in depreciation, intangible assets, recognizing income for tax purposes that is deferred for financial reporting and recognizing certain compensation and other expenses for financial reporting that are deferred for income tax purposes. The deferred tax assets and liabilities represent the estimated future tax consequences of those differences.

The Company recognizes the financial statement benefit of an income tax position only after determining that the relevant taxing authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company applies the uncertain tax position guidance to all tax positions in the tax returns filed, as well as any un-filed tax positions. The Company has chosen to treat interest and penalties related to unrecognized tax benefits as income tax expense and as an increase to the income tax liability. There were no uncertain tax benefits recorded at March 31, 2015 and December 31, 2014.

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Income Taxes—Continued

As of March 31, 2015, tax years subject to examination include 2014 through 2012 for the Company and 2010 through 2013 for PWC.

The Company is subject to income taxes in certain state and local jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans, or changes in anticipated future cash flows. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Fair value is generally determined by estimates of future cash flows. An impairment of $1,887 was recorded for the year ended December 31, 2014 due to the termination of several large clients and the resulting expected decline in expected cash flow from those relationships.

Goodwill

Goodwill and the corresponding deferred tax liability resulted from the excess of the fair value of contributed intangible assets received from PFG in connection with the contribution of PWC. The amortization of the customer portal and customer relationships is not deductible for income tax purposes.

The Company performs an annual goodwill impairment review. For the purposes of performing this review, the Company has concluded that it has one reporting unit. The Company opted to perform a two- step assessment to test if goodwill was impaired. The Company considered and evaluated each of the three traditional approaches to value: the income approach, the market approach, and the asset approach. The Company relied on the income approach to value given the small size of the Company relative to publicly-traded guideline companies. However, the Company also performed a market approach based on the multiple of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) paid to acquire AHS in 2013. The analysis yielded a higher value than the income approach analysis.

Given the threshold nature of the Step 1 goodwill impairment test, the Company elected to rely on the lower income approach value to be conservative. The Company employed the discounted cash flow method within the income approach. In this method, the present values of cash flows reasonably expected to be produced from its operations were summed to produce an estimate of the Company’s business enterprise value on a marketable-control basis. The income approach analysis resulted in an estimated value for the equity in excess of the carrying amount. Therefore, Management asserted that no impairment exists.

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Using Estimates in Preparing Financial Statements

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

In the ordinary course of accounting for estimates such as the allowance for doubtful accounts, the Company makes changes in estimates as appropriate, and as it becomes aware of circumstances surrounding those estimates. Such changes and refinements in estimation methodologies are reflected in reported results of operations in the period in which the changes are made and, if material, their effects are disclosed in the notes to the financial statements.

NOTE B—STOCK APPRECIATION RIGHTS

The Company created a Stock Appreciation Rights (“SARs”) Plan, which grants eligible employees units equivalent to one share of common stock in the Company. The SARs Plan is administered in accordance with Section 409A of the Internal Revenue Code of 1986. Each grant accrues over a five-year period and SARs units do not represent equity in the Company.

The awarded SAR’s are not eligible for payout until the Company undergoes a sale of substantially all of its assets; the sale of 50% of the issued and outstanding common shares; or a merger transaction whereby the Company is merged into a surviving company, provided all other service provisions have been satisfied. As such, compensation expense has not been recognized on any grants to date as management has concluded that it is not probable that the aforementioned performance criteria will be met.

The Company granted 50,000 SAR’s in 2014 and zero in the three months ending March, 31 2015. In 2014, 20,000 SAR’s were forfeited. In the three months ended March 31, 2015, zero were forfeited.

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE C—INTANGIBLE ASSETS

Intangible assets consist of the following at March 31, 2015 and December 31, 2014:

		2015	2014

Customer portal	5 year life	$4,116	$4,116
Customer relationships	5 year life	3,951	5,838

		8,067	9,954
Less: accumulated amortization		(3,349)	(2,986)
Less: impairment of intangibles		-	(1,887)

		$4,718	$5,081

Estimated future amortization expense:
2015			$1,452
2016			$1,452
2017			$1,452
2018			$725

As a result of the book-tax basis differences generated on the date of contribution and the amortization not being deductible for tax purposes, the Company recorded $3,872 of goodwill and a corresponding deferred tax liability. Amortization of these definite lived intangibles will cause a deferred tax benefit that fully reduces the deferred tax liability over the amortization term.

NOTE D—EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution plan covering all employees meeting certain eligibility requirements. The plan allows eligible employees to defer a percentage of their compensation as contributions, subject to statutory limitations. The Company matches employee contributions at the rate of 100% for the first $1, and then at a percentage determined at the sole discretion of the Company up to maximum of $4. The Company match is vested ratably over a five-year period based on years of service. Contribution expense for the three months ended March 31, 2015 and 2014 were approximately $90 and $112, respectively.

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

NOTE E—COMMITMENTS

Rental Space and Equipment Leases

The Company lease office space for its headquarters in Rockville, MD and satellite offices in Des Moines, IA and Indianapolis, IN which expire in January 2024, August 2018, and April 2018, respectively.

Total rent expense for all operating leases amounted to approximately $175 and $220 for the three months ended March 31, 2015 and 2014, respectively. Future minimum lease payments for non-cancelable operating leases for each of the years ending December 31 are as follows:

Year ended December 31,

2015	$805
2016	845
2017	852
2018	689
2019	487
Thereafter	2,131

$5,809

NOTE F—RELATED-PARTY TRANSACTIONS

The Company provides Wellness services to PFG, one of its primary shareholders. The contract governing these services was in existence on the date the Company acquired Accountable Health Solutions. During three months ended March 31, 2015 and 2014, the Company recognized approximately $41 and $45, respectively in revenue from services provided to PFG.

In conjunction with PFG’s contribution of the AHS business to the Company, AHS and the Company entered into a 24 month Transition Services Agreement with PFG. Under the terms of the agreement, PFG will provide information technology, call center and other back office support services to AHS for a period of up to 24 months. AHS may discontinue any and all services with PFG at any time. In the three month ended March 31, 2015 and 2014, the Company incurred $58 and $280, respectively in expense related to this agreement.

NOTE G—INCOME TAXES

Accountable Health, Inc.

Notes to Consolidated Financial Statements—Continued

For the three months ended March 31, 2015 and the year ended December 31, 2014

The difference between income tax expense derived by applying the statutory tax rates to the current year's net loss and the actual tax expense recorded is due to the Company providing a full valuation allowance against deferred tax assets for current and accumulated net operating losses.

As of March 31, 2015 and December 31, 2014, the Company had federal net operating loss carryforwards of $10,100, with which to offset the Company's future taxable income.

The net operating loss carryforwards will expire starting 2033 if not utilized.

NOTE H—SUBSEQUENT EVENTS

On April 17, 2015, Accountable Health, Inc. sold the wellness business assets of Accountable Health Solutions, Inc. to Hooper Holmes, Inc. for $4.0 million cash and 6.5 million shares of Hooper Holmes unregistered common stock (NYSE: HH). As part of the transaction, Accountable Health Solutions, Inc. changed its name to Health Improvement Connections, Inc. Certain assets and liabilities related to chronic care management business was retained by Accountable Health, Inc.  In the transaction, Accountable Health, Inc. will provide certain transitions service to Hooper Holmes, Inc.

Since the large majority of the wellness business was sold, the Company anticipates the sale will have a material impact on the revenues and financial statements for 2015 and future years.